Exhibit 99.1
Signature Page

KKR ALTERNATIVE ASSETS LLC	09/03/2025
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP ASSETS HOLDINGS II L.P.	09/03/2025
By: KKR Group Assets II GP LLC, its general partner
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP ASSETS II GP LLC	09/03/2025
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP PARTNERSHIP L.P.	09/03/2025
By: KKR Group Holdings Corp., its general partner
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP HOLDINGS CORP.	09/03/2025
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP CO. INC.	09/03/2025
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR & CO. INC.	09/03/2025
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR MANAGEMENT LLP	09/03/2025
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

HENRY R. KRAVIS	09/03/2025
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact

GEORGE R. ROBERTS	09/03/2025
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact